US-DOCS\147760518.14 RENT THE RUNWAY, INC. TRANSACTION BONUS PLAN A. Purposes. The Compensation Committee of the Board of Directors (the “Administrator”) of Rent the Runway, Inc. (the “Company”) has determined that it is in the best interests of the Company and its subsidiaries to provide that certain key employees of the Company shall be eligible to receive base transaction bonuses (“Base Transaction Bonuses”) and free cash flow bonuses (“Free Cash Flow Bonuses” and, collectively with Base Transaction Bonuses, the “Transaction Bonuses”) to encourage and reinforce their continued attention and dedication to the Company and the realization of a Transaction (as defined below), subject to the satisfaction of certain terms and conditions set forth herein. In order to accomplish these objectives, the Administrator has caused the Company to adopt this Transaction Bonus Plan (this “Plan”) as of May 15, 2024 (the “Effective Date”). B. Participants. The “Participants” shall mean, collectively, those persons designated by the Administrator and listed on Exhibit A hereto, which may be amended from time to time by the Administrator. C. Plan Term. The term of this Plan (the “Term”) shall commence on the Effective Date and end on the second anniversary of the Effective Date, and shall automatically renew for one additional year thereafter (the “Renewal Term”) and, following the Renewal Term shall renew for additional one-year periods unless otherwise determined by the Administrator in its discretion, and subject to earlier termination as described below. Notwithstanding the foregoing, to the extent a Transaction occurs during the Term, the Term shall end on the day following the date of the payment of all Transaction Bonuses payable hereunder (the actual date of termination of the Plan, the “Termination Date”). D. Transaction Bonuses -- Payment and Eligibility. Participants shall be eligible to be paid Transaction Bonuses by the Company if a Transaction occurs as follows: (1) Subject to paragraphs (D)(3), (D)(4) and (D)(5) below, each Participant who is employed by the Company or any of its subsidiaries in the applicable role set forth on Exhibit A hereto on the Transaction Agreement Date shall be eligible to be paid a Transaction Bonus from the Base Transaction Bonus Pool in an amount equal to the product of (a) the aggregate amount of the Base Transaction Bonus Pool, as determined in accordance with paragraph (E)(1) below, and (b) such Participant’s applicable “Base Transaction Bonus Percentage” as set forth on Exhibit A hereto. The aggregate amount of the Base Transaction Bonus Percentages of all Participants may not exceed 100%. For the avoidance of doubt, any Base Transaction Bonus that is forfeited prior to the Termination Date shall be eligible to be re-awarded as a Base Transaction Bonus in the Administrator’s discretion. (2) Subject to paragraphs (D)(3), (D)(4) and (D)(5) below, each Participant who is employed by the Company or any of its subsidiaries in the applicable role set forth on Exhibit A hereto on the Transaction Agreement Date shall be eligible to be paid a Transaction Bonus from the Free Cash Flow Bonus Pool in an amount equal to the product of (a) the aggregate amount of the Free Cash Flow Bonus Pool, as determined in accordance with paragraph (E)(2) below, and (b) such Participant’s applicable “Free Cash Flow Bonus Percentage” as set forth on Exhibit A hereto (the Free Cash Flow Bonus Percentages together with the Base Transaction Bonus Percentages, the “Transaction Bonus Percentages”). The aggregate amount of the Free Cash Flow Bonus Percentages of all Participants may not exceed 100%. For the avoidance of doubt, any Free Cash Flow Bonus that is forfeited prior to the Termination Date shall be eligible to be re-awarded as a Free Cash Flow Bonus in the Administrator’s discretion.

2 US-DOCS\147760518.14 (3) Subject to paragraphs (D)(4) and (D)(5) below, each Participant’s Transaction Bonus payable to such Participant pursuant to paragraph D(1) or D(2) above, if any, shall be payable in cash on or within thirty (30) days of the Closing Date. (4) Notwithstanding anything herein to the contrary, except as otherwise provided below, no Transaction Bonus shall be payable to any Participant unless such Participant remains continuously employed by the Company through the Transaction Agreement Date. In addition, unless otherwise determined by the Administrator at the time of a Participant’s termination of employment, no Transaction Bonus shall be payable to any Participant if the Participant’s employment with the Company is terminated by the Company for Cause or by the Participant without Good Reason at any time (including, without limitation, during the period commencing on the Transaction Agreement Date and ending on the Closing Date). For the avoidance of doubt, if the Participant’s employment with the Company is terminated by the Company without Cause, by the Participant for Good Reason or due to a Participant’s death or disability during the period commencing on the Transaction Agreement Date and ending on the Closing Date such Participant shall remain eligible to receive a Transaction Bonus in accordance with this Plan. Furthermore, notwithstanding the foregoing, except as otherwise provided below, in the event the Participant’s role with the Company changes from the role set forth on Exhibit A during the period of Participant’s employment with the Company, the Administrator may reduce such Participant’s Transaction Bonus Percentage (including, for the avoidance of doubt, to zero percent (0%)) in its discretion; provided, that a change solely to Participant’s title but not to Participant’s duties or responsibilities will not be considered a change to Participant’s role for purposes of this Plan; and, provided, further, that, notwithstanding anything to the contrary herein, with respect to any Participant designated by the Administrator as a “Designated Participant” at the time such individual is first designated as a Participant hereunder (a) the Administrator may not reduce such Designated Participant’s Transaction Bonus Percentage, and (b) if such a Designated Participant’s employment with the Company is terminated prior to the Transaction Agreement Date by the Company without Cause, by the Participant for Good Reason, by the Participant with the mutual agreement of the Company’s Board of Directors, or due to a Participant’s death or disability, then such Designated Participant will continue to be eligible to receive Transaction Bonus(es) based on such Designated Participant’s applicable Transaction Bonus Percentage, prorated based on the amount of time the Designated Participant was employed with the Company during the period from the Effective Date (or such later date as the individual first becomes a Participant) through the Transaction Agreement Date. (5) Notwithstanding anything herein to the contrary, no Transaction Bonus shall be payable to any Participant prior to the Closing Date. (6) For the avoidance of doubt, no Participant shall be obligated to rollover or reinvest such Participant’s Transaction Bonus in connection with a Transaction into the surviving or successor company without such Participant’s consent. E. Transaction Bonus Pools; Awards. (1) Base Transaction Bonus Pool. The “Base Transaction Bonus Pool” shall be an amount equal to $12,500,000. (2) Free Cash Flow Bonus Pool. The “Free Cash Flow Bonus Pool” shall be an amount equal to 50% of the Company’s Free Cash Flow for the most recent twelve (12) calendar months ended immediately preceding the Closing Date up to an amount of $12,500,000. (3) Aggregate Cap. For the avoidance of doubt, the sum of the Base Transaction Bonus Pool and the Free Cash Flow Bonus Pool shall not, in the aggregate, exceed $25,000,000.

3 US-DOCS\147760518.14 (4) Equity Awards. In addition, in order to further align the interests of Participants with the Company and its stockholders, Participants will be eligible to be granted awards of restricted stock units or other equity or equity-based awards by the Administrator in its discretion under the 2021 Plan (as defined below). F. Certain Definitions. (1) “Cause” shall mean (a) for each Participant with an Employment Agreement with the Company, “Cause” as defined in such employment agreement, and (b) for each Participant not subject to an Employment Agreement with the Company, “Cause” as defined in the Company’s Amended and Restated Executive Severance Plan, in each case as amended from time to time. (2) “Closing Date” shall mean the date of the consummation of a Transaction. (3) “Existing Debt” shall mean the total principal amount of the Company’s indebtedness (including any PIK interest that has capitalized to principal), together with all interest due and payable thereon, in each case pursuant to that certain Credit Agreement, dated as of July 23, 2018 (as amended through the Tenth Amendment to Credit Agreement, dated as of December 1, 2023, and as may be further amended, supplemented or otherwise modified from time to time), by and among the lenders party thereto, Double Helix Pte Ltd, as administrative agent, and Rent the Runway, Inc., a Delaware corporation, as the borrower (the “Credit Agreement”). (4) “Free Cash Flow” shall mean net cash (used in) provided by operating activities plus net cash (used in) provided by investing activities (within the meaning of the Consolidated Statements of Cash Flows set forth in the Company’s Form 10-K). The Administrator may adjust Free Cash Flow in its reasonable discretion in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may reasonably determine. (5) “Good Reason” shall mean (a) for each Participant with an Employment Agreement with the Company, “Good Reason” as defined in such employment agreement, and (b) for each Participant not subject to an Employment Agreement with the Company, “Good Reason” as defined in the Company’s Amended and Restated Executive Severance Plan, in each case as amended from time to time. (6) “Transaction Agreement Date” shall mean the date on which the Company enters into a binding agreement which results in, or the consummation of which would result in, the occurrence of a Transaction. (7) “Transaction” shall mean the first to occur during the Term of (a) a Change in Control (as defined in the Company’s Amended and Restated 2021 Incentive Award Plan (the “2021 Plan”), (b) the date on which the Company repays at least 50% of the then-outstanding principal amount of its Existing Debt or at least 50% of the then-outstanding principal amount of its Existing Debt is forgiven, in each case on or prior to the fifth anniversary of the Effective Date (regardless of whether this Plan remains in effect beyond such fifth anniversary pursuant to any Renewal Term), or (c) a restructuring or reorganization of the Company in connection with the equitization of at least 50% of the then-outstanding principal amount of its Existing Debt on or prior to the fifth anniversary of the Effective Date (regardless of whether this Plan remains in effect beyond such fifth anniversary pursuant to any Renewal Term), or (d) the date on which the Company’s Market Capitalization (as defined below) first exceeds $400,000,000, as determined by the Administrator in good faith; provided, that, to the extent required by the Credit Agreement, any payments made by the Company in connection with clause (b) or (c) shall be subject to the consent of Temasek; and, provided, further, that the events described in paragraphs F(7)(b) and F(7)(c) may occur individually or together with any other event described in paragraphs F(7)(b) and F(7)(c) such that a Transaction shall occur when, on a cumulative basis, at least 50% of the then-outstanding principal amount

4 US-DOCS\147760518.14 of the Existing Debt is repaid, forgiven or equitized within the meaning of paragraphs F(7)(b) and F(7)(c). For purposes of this paragraph F(7), “Market Capitalization” means the product of (x) the trailing 90-trading day volume weighted average price (“VWAP”) per share of the Company’s Class A common stock (as equitably adjusted by the Administrator in good faith to reflect any stock splits, stock dividends, combination or exchange of shares, consolidation, recapitalization or other change affecting the shares of the Company’s Class A common stock or share price of the Company’s Class A common stock) and (y) the average of the total number of outstanding shares of Company’s Class A common stock during the ninety-day VWAP period described in paragraph F(7)(x). G. Miscellaneous. (1) Administrator Determination. The Administrator, acting in good faith, shall make all determinations under this Plan, including without limitation all determinations relating to the occurrence of a Transaction and the calculation of Free Cash Flow and Existing Debt. All Administrator determinations with respect to this Plan shall be final and binding on all affected persons absent manifest error. (2) Taxes. All amounts payable hereunder shall be subject to any applicable federal, state and local tax withholding. The Company and its affiliates shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or an applicable affiliate, an amount sufficient to satisfy all federal, state and/or local taxes required by law to be withheld with respect to any Transaction Bonus. (3) Choice of Law. This Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. (4) No Effect on Employment. Neither this Plan nor any Transaction Bonuses payable hereunder shall confer upon any Participant any right to continued employment or service with the Company or any of its affiliates or shall in any way modify or restrict the Company’s right to terminate such employment or service. (5) No Equity Interest. Neither the Plan nor any allocation of Transaction Bonuses or Transaction Bonus Percentages hereunder creates or conveys any equity or ownership interest in the Company nor any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the stockholders of the Company. (6) Company Discretion to Consummate Transaction. The Company is under no obligation to consummate any Transaction and the Company’s Board of Directors shall have full discretion to negotiate all terms of a Transaction. (7) Payments Not Deemed to be Salary; Unfunded Plan. No payment payable under the Plan shall be deemed salary or other compensation to any Participant for purposes of computing benefits to which a Participant may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company or any of its subsidiaries for the benefit of employees or independent contractors except as may otherwise be specifically provided for by such plan or other arrangement. This Plan is intended to constitute an “unfunded” plan for incentive compensation, and is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be considered to create a trust or fund, or any obligation to fund or otherwise secure the payment of any amounts due under the Plan, or any kind or fiduciary relationship between the Company and any

5 US-DOCS\147760518.14 Participant or any of its other employees or a security interest of any kind in any property of the Company in favor of any Participant or any other person. The Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or its successor. (8) Assignment or Transfer of Awards. The Company may assign this Plan and its rights and obligations hereunder in whole, but not in part, only to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets if, in any such case, said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto. Subject to the foregoing, the terms and provisions of this Plan shall be binding upon any successor to the Company, and such successor shall accordingly be liable for the payment of all benefits which become due and payable under the Plan with respect to the Participants. No Participant’s rights hereunder shall or may be assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Administrator in its sole discretion. (9) Section 409A. (a) General. Payments made pursuant to this Plan are intended to be “short term deferrals” exempt from Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of the Plan to the contrary, to the extent that the Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Section 409A, the Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Administrator determines are necessary or appropriate to (i) exempt the compensation and benefits payable under the Plan from Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A; provided, however, that this paragraph G(8)(a) shall not create any obligation on the part of the Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so. For the avoidance of doubt, it is intended that the benefits payable under this Plan satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4) and, to the extent not so exempt, that the benefits payable under this Plan constitute “transaction-based compensation” that complies, and this Plan be interpreted to the greatest extent possible to be consistent, with Treasury Regulation Section 1.409A-3(i)(5)(iv)(A). (b) Six-Month Delay. Notwithstanding any provision herein to the contrary, if a Participant is deemed by the Company at the time of such Participant’s “separation from service” with the Company (within the meaning of Section 409A of the Code) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then, to the extent that delayed payment of any portion of the Transaction Bonus to which such Participant is entitled under this Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Participant’s Transaction Bonus shall not be provided to the Participant prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of the Participant’s separation from service with the Company or (b) the date of the Participant’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Participant (or the Participant’s estate or beneficiaries), and any remaining payments due to the Participant under this Plan shall be paid as otherwise provided herein.

6 US-DOCS\147760518.14 (c) Installments. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive the installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. (10) Right to Amend the Plan. The Plan may be amended at any time or from time to time by the Administrator; provided, however, that, prior to the Transaction Agreement Date no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent the consent of the current Chief Executive Officer of the Company; and provided, further, that, following the Transaction Agreement Date no such amendment shall impair the then-existing rights of a Participant with regard to the Plan absent his or her consent. (11) Entire Plan; Relation to Other Agreements. Except as otherwise set forth herein or otherwise agreed to in writing between the Company and a Participant, the Plan contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between any Participant and the Company with respect to the subject matter hereof. By participating in the Plan and accepting the benefits hereunder, each Participant acknowledges and agrees that any prior plan, agreement, arrangement and understanding between any Participant and the Company with respect to the subject matter hereof is hereby superseded and ineffective with respect to the Participant, except as otherwise agreed herein.